UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2020

Verrica Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38529	46-3137900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 North High Street, Suite 200 West Chester, PA		19380
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 453-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	VRCA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On March 10, 2020 (the “Effective Date”), Verrica Pharmaceuticals Inc. (the “Company”) entered into (i) a mezzanine loan and security agreement (the “Mezzanine Loan Agreement”) with Silicon Valley Bank, as administrative agent and collateral agent (the “Agent”), and Silicon Valley Bank and WestRiver Innovation Lending Fund VIII, L.P., as lenders (the “Mezzanine Lenders”), pursuant to which the Mezzanine Lenders have agreed to lend the Company up to $50.0 million in a series of term loans, and (ii) a loan and security agreement (the “Senior Loan Agreement”, and together with the Mezzanine Loan Agreement, the “Loan Agreements”) with Silicon Valley Bank, as lender (the “Senior Lender”, and together with the Mezzanine Lenders, the “Lenders”), pursuant to which the Senior Lender has agreed to provide the Company a revolving line of credit of up to $5.0 million. Upon entering into the Loan Agreements, the Company borrowed $35.0 million in term loans from the Mezzanine Lenders (the “Term A Loan”).

Under the terms of the Mezzanine Loan Agreement, the Company may, at its sole discretion, borrow from the Mezzanine Lenders up to an additional $15.0 million in term loans (the “Term B Loan”, and together with the Term A Loan, the “Term Loans”) upon the Company’s achievement of (i) a specified amount in trailing six-month net revenue and (ii) a specified amount raised in equity (the foregoing clauses (i) and (ii), collectively, the “Term B Milestone”). The Company may draw the Term B Loan during the period commencing on the date of the occurrence of the Term B Milestone and ending on the earliest of (i) December 31, 2021 and (ii) the occurrence of an event of default.

Under the terms of the Senior Loan Agreement, the Company may, at its sole discretion, borrow from the Senior Lender one or more advances on the revolving credit line (the “Revolving Loans”, and together with the Term Loans, the “Loans”) in an aggregate amount not to exceed at any time outstanding the lesser of (i) 85% of the aggregate amount then-contained in the Company’s eligible accounts receivable and (ii) $5.0 million.

The proceeds from the Loans under the Loan Agreements may be used to satisfy the Company’s future working capital needs and to fund its general business requirements. The Company’s obligations under the Senior Loan Agreement and the Mezzanine Loan Agreement are secured by, respectively, a first priority perfected security interest and second priority perfected security interest in substantially all of the Company’s current and future assets, other than its intellectual property (except rights to payment from the sale, licensing or disposition of such intellectual property). The Company has also agreed not to encumber its intellectual property assets, except as permitted by the Loan Agreements.

All of the Loans mature on March 1, 2024 (the “Maturity Date”). The Term Loans will be interest-only through March 31, 2022, followed by 24 equal monthly payments of principal and interest; provided that if the Company draws the Term B Loan, the Term Loans will be interest-only through September 30, 2022, followed by 18 equal monthly payments of principal and interest. The Term Loans will bear interest at a floating per annum rate equal to the greater of (i) 7.25% and (ii) the sum of (a) the prime rate reported in The Wall Street Journal on the last business day of the month that immediately precedes the month in which the interest will accrue, plus (b) 2.50%. The Revolving Loans will bear interest at a floating per annum rate equal to the greater of (i) 6.00% and (ii) the sum of (a) the prime rate reported in The Wall Street Journal on the last business day of the month that immediately precedes the month in which the interest will accrue, plus (b) 1.25%.

The Company will be required to make a final payment of 7.50% of the original principal amount of the Term Loans drawn payable on the earlier of (i) the Maturity Date, (ii) the acceleration of any Term Loans, or (iii) the prepayment of the Term Loans (the “Final Payment”). The Company may prepay all, or any portion (in increments of at least $1.0 million), of the Term Loans upon 5 business days’ advance written notice to the Agent, provided that the Company will be obligated to pay a prepayment fee equal to (i) 3.00% of the principal amount of the applicable Term Loan prepaid on or before the first anniversary of the Effective Date, (ii) 2.00% of the principal amount of the applicable Term Loan prepaid between the first and second anniversary of the Effective Date, and (iii) 1.00% of the principal amount of the applicable Term Loan prepaid thereafter, and prior to the third anniversary of the Effective Date (each, a “Prepayment Fee”).

The Company may terminate the revolving credit line under the Senior Loan Agreement at any time upon 3 business days’ advance written notice to the Senior Lender. If the Company terminates the revolving credit line prior to the Maturity Date, it must pay to the Senior Lender an early termination fee of $50,000 (the “Termination Fee”).

The Company is subject to a number of affirmative and restrictive covenants pursuant to the Loan Agreements, including covenants regarding achieving minimum product revenues, delivery of financial statements, maintenance of inventory, payment of taxes, maintenance of insurance, protection of intellectual property rights, dispositions of property, business combinations or acquisitions, incurrence of additional indebtedness or liens, investments and transactions with affiliates, among other customary covenants. The Company is also restricted from paying dividends or making other distributions or payments on its capital stock, subject to limited exceptions.

Upon the occurrence of certain events, including but not limited to the Company’s failure to satisfy its payment obligations under the Loan Agreements, the breach of certain of its other covenants under the Loan Agreements, or the occurrence of a material adverse change, cross defaults to other indebtedness or material agreements, judgment defaults and defaults related to failure to maintain governmental approvals failure of which to maintain could result in a material adverse effect, the Agent and the Lenders will have the right, among other remedies, to declare all principal and interest immediately due and payable, to exercise secured party remedies, to receive the Final Payment and Termination Fee and, if the payment of principal and interest is due prior to the Maturity Date, to receive the applicable Prepayment Fee.

The foregoing is only a summary of the material terms of the Loan Agreements, and does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2020.

Item 2.02	Results of Operations and Financial Condition.

On March 13, 2020, the Company issued a press release announcing its financial results for the quarter and year ended December 31, 2019. This press release has been furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying exhibit is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into Item 2.03.

Item 7.01	Regulation FD Disclosure.

On March 11, 2020, the Company issued a press release to announce that the Company had entered into a term loan facility with Silicon Valley Bank and WestRiver Innovation Lending Fund. A copy of this press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.2) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release, dated March 13, 2020

99.2	Press Release, dated March 11, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verrica Pharmaceuticals Inc.

Date: March 13, 2020	/s/ A. Brian Davis
A. Brian Davis
Chief Financial Officer